Exhibit 99.1

Press Release

Archer Raises $300M From Leading Institutional Investors To Accelerate Hybrid Aircraft Platform Development As Defense Opportunities Look Stronger Than Expected

•	Leading institutional investors participated in this financing, including funds and accounts managed by BlackRock

•	The additional $300M in equity capital reinforces its already strong financial position as it eyes strong demand in the defense market and beyond for its planned hybrid aircraft

•	Archer has long maintained one of the strongest balance sheets in its industry, and this additional capital further strengthens its position bringing its total liquidity to ~$1 billion

SANTA CLARA, CA, February 11, 2025—Today Archer announced it has raised $301.75M1, further reinforcing Archer’s strong financial position and strategically positioning it to accelerate the development of its hybrid aircraft platform for the defense market and beyond. Leading institutional investors participated in this financing, including funds and accounts managed by BlackRock. This raise brings Archer’s total liquidity position to ~$1B. Archer has long maintained one of the strongest balance sheets in the industry, and this additional capital further strengthens its position.

Archer launched Archer Defense in December to develop next-generation aircraft for defense applications. The first product from this division is planned to be a hybrid-propulsion, vertical-take-off-and landing aircraft.

Adam Goldstein, founder and CEO of Archer said, “I believe the opportunity for advanced vertical lift aircraft across defense appears to be substantially larger than I originally expected. As a result, we are raising additional capital to help us invest in critical capabilities like composites and batteries to help enable us to capture this opportunity and more.”

With its further reinforced balance sheet, Archer also continues to be well-positioned for its commercialization effort. Paired with the completion of construction of its ARC manufacturing facility, continued progress towards FAA certification and launch of its cross-industry consortium in the UAE, Archer is tracking well towards its goals in 2025 and beyond.

Today, Archer is also releasing certain of its preliminary estimated financial results for the fourth quarter of 2024, reporting that its GAAP operating expenses will be within the range of $120 million to $140 million and total non-GAAP operating expenses are in line with its guidance range of $95 million to $110 million. Archer is also confirming that it does not expect that its total non-GAAP operating expenses for the first quarter of 2025 will materially increase over this Q4 guided range.

The financing provided for the purchase and sale of 35,500,000 shares of Archer’s Class A common stock at a price of $8.50 per share, based on a volume-weighted average price of the Class A common stock, in a registered direct offering. The net proceeds from the offering announced today will be used for the development of next generation aircraft manufacturing capabilities related to this effort, including batteries and composites, and the remainder for general corporate purposes. The shares of Class A common stock were offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-284812) filed with the United States Securities and Exchange Commission (“SEC”) on February 11, 2025, which became automatically effective upon filing. Moelis & Company LLC is acting as the exclusive placement agent in connection with this offering.

1 Amount reflects the expected aggregate gross proceeds from this offering prior to deducting placement agent fees and estimated offering expenses

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Archer, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A prospectus supplement relating to the shares of Class A common stock will be filed by the Company with the SEC.

About Archer

Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Archer’s future business plans and expectations, including the satisfaction of customary closing conditions related to the offering, Archer’s expected use of proceeds, statements regarding our expected financial results for the first quarter of 2025, the pace at which we intend to develop our hybrid aircraft, the potential size of the business opportunity for a hybrid aircraft, and the potential size of the defense opportunity. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are or will be available on our investor relations website at investors.archer.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events.

The preliminary financial estimates furnished above are based on management's preliminary determinations and current expectations as of the date hereof, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management of the Company. The Company's independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimates, and, accordingly, does not express an opinion or any form of assurance with respect thereto. These preliminary estimates are subject to completion of the Company's financial closing and review procedures and are not a comprehensive statement of the Company's financial results as of, or for the period ended, December 31, 2024. Actual results may differ materially from these preliminary estimates as a result of the completion of the Company's financial closing and review procedures, final adjustments and other developments that may arise between now and the time that the Company's financial results for such period are finalized. Liquidity figures presented herein are based on September 30, 2024 cash and cash equivalents, as adjusted for Archer’s preliminary results for the fourth quarter of 2024 presented herein, gross proceeds from our December 2024 capital raise and the gross proceeds from the transactions described herein and do not give effect to cash used since January 1, 2025 or expenses from the transactions described herein.

Reconciliation of Selected GAAP To Non-GAAP Results

Reconciliation of Total Operating Expenses (in millions; unaudited): A reconciliation of preliminary total operating expenses to preliminary non-GAAP total operating expenses for the three months ended December 31, 2024 is set forth below.

	Three Months Ended December 31, 2024
	(Low) (preliminary)	(High) (preliminary)
Total operating expenses	$120	$140
Adjusted to exclude the following:
Stock-based compensation(1)	(23)	(27)
Warrant expenses(2)	(2)	(3)
Non-GAAP total operating expenses	$95	$110

1.	Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founder in connection with the closing of the business combination.

2.	Amounts include non-cash warrant costs, for the warrants issued to Stellantis and others, in connection with certain services they are providing to the Company.

We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during Q1 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance.

In assessing our business during the quarter ended December 31, 2024, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below:

Stock-Based Compensation Expense  : We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies.

Warrant Expenses : Expense from our common stock warrants issued to Stellantis and vendors, which is recurring (but non-cash). We exclude warrant expense for similar reasons to our stock-based compensation expense.

Each of the non-GAAP financial measures presented in this release should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this release.

Archer Media Contacts

The Brand Amp - Archer@TheBrandAmp.com

Source: Archer Aviation

Text: ArcherIR